                                                                    EXHIBIT 99.1
                    SAF T LOK INCORPORATED AND SUBSIDIARIES
                        F/K/A RGB COMPUTER & VIDEO, INC.
                     UNAUDITED CONSOLIDATED BALANCE SHEET
                            AS OF NOVEMBER 12, 1997
                            -----------------------

                                    ASSETS
                                    ------

            CURRENT ASSETS

              Cash and Cash Equivalents                $1,846,118
              Accounts Receivable (net of allowance
                for doubtful accounts of $13,310)           4,394
              Inventories                                 457,850
              Prepaid Expenses                             23,796

            Total Current Assets                       $2,332,158

            PROPERTY AND EQUIPMENT, NET OF
              ACCUMULATED DEPRECIATION                 $1,064,730

            OTHER ASSETS

            Patents, (net of accumulated
              amortization of $53,000)                 $  343,147
            Loans Receivable                              180,529
            Other Assets                                      975

            Total Other Assets                         $  524,651

            TOTAL ASSETS                               $3,921,539

                    SAF T LOK INCORPORATED AND SUBSIDIARIES
                        F/K/A RGB COMPUTER & VIDEO, INC.
                     UNAUDITED CONSOLIDATED BALANCE SHEET
                            AS OF NOVEMBER 12, 1997
                            -----------------------



                      LIABILITIES AND SHAREHOLDERS' EQUITY
                      ------------------------------------


            CURRENT LIABILITIES

            Notes Payable - current portion            $     80,649
            Accounts Payable and Accrued
               Expenses                                     664,293

            Total Current Liabilities                  $    744,942

            LONG TERM LIABILITIES

              Notes Payable, net of current portion    $     33,564


            Total Long Term Liabilities                $     33,564


            TOTAL LIABILITIES                          $    778,506


            SHAREHOLDERS' EQUITY

              Common Stock, $.01 par value             $     94,781
              Capital in excess of par                   13,144,109
              Deficit                                   (10,095,857)

            TOTAL SHAREHOLDERS' EQUITY                 $  3,143,033

            TOTAL LIABILITIES AND EQUITY               $  3,921,539